UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2020

NRG ENERGY, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-15891 (Commission File Number)	41-1724239 (IRS Employer Identification No.)

804 Carnegie Center, Princeton, New Jersey 08540
(Address of principal executive offices, including zip code)

(609) 524-4500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.01	NRG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On November 16, 2020, NRG Energy, Inc. (“NRG”) issued a press release announcing its proposed concurrent private offerings (the “Notes Offerings”), and on November 18, 2020, NRG issued a press release announcing the pricing of such Notes Offerings, of (i) $500 million in aggregate principal amount of 2.000% senior secured first lien notes due 2025 and $900 million in aggregate principal amount of 2.450% senior secured first lien notes due 2027 and (ii) $500 million in aggregate principal amount of 3.375% senior unsecured notes due 2029 and $1.03 billion in aggregate principal amount of 3.625% senior unsecured notes due 2031 (collectively, the “Notes”).

NRG also announced the concurrent proposed issuance, and the pricing of such issuance, by Alexander Funding Trust, a newly-formed Delaware statutory trust, of pre-capitalized trust securities redeemable November 15, 2023 (the “P-Caps”) in a private offering (the “P-Caps Offering” and, together with the Notes Offerings, the “Offerings”) for an initial purchase price of $900 million.

A copy of each press release announcing the Offerings and the pricing of the Offerings is attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and incorporated by reference herein. This Current Report on Form 8-K does not constitute an offer to purchase any of the Notes, P-Caps or any other security.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

99.1	Press Release, dated November 16, 2020, announcing the Offerings.
99.2	Press Release, dated November 18, 2020, announcing the pricing of the Offerings.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the IXBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 18, 2020		NRG Energy, Inc.
(Registrant)

	By:	/s/ Christine A. Zoino
Christine A. Zoino
Corporate Secretary